Exhibit (c)(14)

                           STRICTLY PRIVATE & CONFIDENTIAL  WORKING DRAFT FOR DISCUSSION  Board MaterialsGoldman Sachs & Co. LLCAugust 3rd, 2020  Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.  Project William

 STRICTLY PRIVATE & CONFIDENTIAL  2  WORKING DRAFT FOR DISCUSSION  Disclaimer  These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the board of directors and senior management of Arch Capital Group Ltd. (the "Company") in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. 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STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

Arch has Considered Several Factors in its Assessment of Watford

INVESTMENT BANKING DIVISION

WORKING DRAFT FOR DISCUSSION

1 **Watford's public market price has been influenced by a range of factors**

- Current macroeconomic environment, including COVID-19 impact
- Activist investment / actions
- There are only three research analysts that publish on the company
- Since listing, Watford has traded between 0.3x and 0.7x P/B

2 **Hedge fund reinsurance model is out of favor**

- The few comparable companies are facing pressures, trade at a significant discount to book value, and investors are not giving credit for the total return model

3 **Watford's shareholders would benefit from the transaction**

- Potential premium to current stock price
- Elimination of existing rating agency risks and investment portfolio volatility exposure

Source: CapIQ and Bloomberg as of 31-July-2020.

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STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

Snapshot of Watford Business Model and Structure

INVESTMENT BANKING DIVISION

WORKING DRAFT FOR DISCUSSION

Summary Overview of Watford

Summary Statistics	*Inception*	*2014*
	CEO	Jonathan Levy
	AMB Rating	A- / Under Review
	P/E '21E / P/TBV	4.9x / 0.43x
Financial Metrics	TBV (2Q20)	$769mm
	GPW (2019)	$755mm
	Pre-Tax Income (2019)	$63mm
(Re)ins. Strategy	(Re)insurance Manager	Arch Underwriters Ltd.
	(Re)insurance Strategy	High frequency / Low severity, excess / cat
Investment Manager	Investment Manager	Arch Investment Managers HPS Investment Partners

Key Historical Financials

$mm	2017	2018	2019	1Q20	2Q20
Income Statement					
GPW	$ 600	$ 735	$ 755	$ 235	$ 158
NPE	532	579	557	140	132
Underwriting Income	$(67)	$(26)	$(54)	$(6)	$(11)
Net Interest Income	87	108	116	28	27
Investment Gains / Losses	1	(114)	24	(291)	172
Pre-Tax Profit	$ 11	$(35)	$ 63	$(267)	$ 190
Net Income (Common)	$(9)	$(55)	$ 45	$(268)	$ 189
Balance Sheet					
Invested Assets	$ 2,496	$ 2,738	$ 2,709	$ 2,513	$ 2,639
Shareholders' Equity	948	890	872	564	776
KPIs					
COR	112.6 %	104.5 %	109.7 %	104.4 %	108.0 %
ROE	(0.9)%	(5.7)%	4.8 %	NM	28.2 %

GPW Mix (2019)


Insurance Programs & Coinsurance 45%
Casualty Re 37%
Specialty Re 16%
Property CAT Re 2%

Total GPW: $755mm

Source: AM Best, SNL Financial, Watford filings; market data as of 31-Jul-2020.

4

 STRICTLY PRIVATE & CONFIDENTIAL  WORKING DRAFT FOR DISCUSSION  Financial Performance Over Time($ in millions, except per share data)  Source: Watford filings  Net Investment Income    (Fav) / Adv  2015  2016  2017  2018  2019  Q1 2020  Q2 2020  PYD (0.2)%  0.7%  6.9%  (0.4)%  4.3%  (0.1)%  (0.2)%    Loss Ratio    Expense Ratio  Combined Ratio    Book Value Per Share    Net Income to Common        P&L Unrealized Gains (Losses)  N/A  $ 105  $ 0 $(109)  $ 32 $(285)  $178        $ 42.21 $ 41.79 $ 39.22 $ 43.49$ 36.61  $ 28.21  $ 38.82  2015 2016 2017 2018 2019 Q1 2020 Q2 2020        $(34)  $ 127  $(9)  $(55)  $ 45  $(268)2019 Q1 2020 Q2 2020  $ 189  2015  2016  2017  2018                                                            69.8%  68.7%  82.1%  76.2%  81.4%  79.0%  79.7%  32.3%  33.1%  30.4%  28.2%  28.3%  25.4%  28.3%  102.1%  101.8%  112.5%  104.5%  109.7%  104.4%  108.0%            $(8)  $ 73  $(6)  $ 128  $(263)  10.3$ 146%  4.1%  (0.3)%  6.0%  (0.7)%(0.8)%  14.2%  5.8%  (0.2)%  6.8%  13.1%10.0%$ 199  (13.0)%(17.4)%2019 Q1 2020 Q2 2020      Net Investment Yield¹ - Total    2015 2016 2017 2018Net Investment IncomeNet Investment Yield¹ - Non-IG  1 Net investment yield defined as Net investment income return on average net assets.  5

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

Overview of Non-Investment Grade Portfolio

As of Q2 2020

INVESTMENT BANKING DIVISION

WORKING DRAFT FOR DISCUSSION

Product Breakdown


Other
2%
Equities
7%
ABS
9%
ST
Investments
15%
Corporate
Bonds
20%
Term Loan
Investments
47%

Total: $1.8bn

Historical Investment Returns (As Reported)

	2015	2016	2017	2018	2019	*Avg.*	Q1 2020	Q2 2020
Net Interest Income Yield (Net Assets)[3]	6.3 %	6.3 %	4.9 %	5.4 %	5.4 %	*5.7 %*	1.4 %	1.4 %
Non-Investment Grade Portfolio	**7.2 %**	**8.5 %**	**6.3 %**	**7.0 %**	**6.8 %**	***7.2 %***	**1.7 %**	**1.8 %**
Investment Grade Portfolio	NA	0.4	1.1	1.9	2.5	*1.5*	0.5	0.4
Net Investment Income Return (Net Assets)[3]	(0.7)%	10.3 %	4.1 %	(0.3)%	6.0 %	*3.9 %*	(13.0)%	10.0 %
Non-Investment Grade Portfolio	**(0.8)%**	**14.2 %**	**5.8 %**	**(0.2)%**	**6.8 %**	***5.2 %***	**(17.4)%**	**13.1 %**
Investment Grade Portfolio	NA	(0.4)	(0.1)	0.9	3.9	*1.1*	0.8	1.6
Net Investment Income Return (Total Assets)	(0.6)%	8.0 %	3.2 %	(0.2)%	4.6 %	*3.0 %*	(10.1)%	7.7 %
Non-Investment Grade Portfolio	**(0.7)%**	**10.2 %**	**4.5 %**	**(0.1)%**	**5.7 %**	***3.9 %***	**(14.9)%**	**10.6 %**
Investment Grade Portfolio	NA	(0.4)	(0.1)	0.9	3.9	*1.1*	0.8	1.6

Ratings Breakdown


CC & Below
4%
A+
17%
CCC
22%
BBB
8%
BB
6%
B
43%

Total: $1.6bn[1]

Term Loan & Bonds by Industry


O&G
5%
Other
9%
Healthcare
16%
Consumer
Goods
8%
Financials
19%
Industrials
10%
Consumer
Services
17%
Technology
16%

Total: $1.3bn

Equities by Industry


Industrials
1%
Other
1%
Technology
8%
Healthcare
24%
Financials
66%

Total: $0.1bn[2]

Source: Watford filings

[1] Excludes equities and non-rated investments. [2] Excludes equities non-sector specific. [3] Net assets defined as total investments, accrued investment income and receivables for securities sold, less revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short.

6

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

Credit Rating Agency Perspectives (A. M. Best)

Under Review | Implication: Negative

INVESTMENT BANKING DIVISION

WORKING DRAFT FOR DISCUSSION

Overview		■ Ratings action taken following Watford Re's announcement that Q1 2020 earnings will be impacted by material investment losses — Due to investment market volatility following the economic shutdown related to COVID-19 — Primarily composed of unrealized mark-to-market losses in non-investment-grade fixed-income portfolio — As a result, Watford Re suffered a material decline in risk-adjusted capitalization (BCAR) from Q4 2019 to Q1 2020
Drivers	Positive	■ Under review with negative implications status expected to be resolved when risk-adjusted capitalization is restored
	Negative	■ A significant deterioration in the group's performance ■ Negative rating actions could also arise if risk-adjusted capitalization were to deteriorate materially due to a decline in the value of the investment portfolio

Select AM Best Commentary

*"Operating performance has been **relatively volatile, mainly due to unrealized capital gains (losses)** on the investment portfolio. Watford implements an alternative asset strategy and, as such, its **investment performance is inherently more volatile** than most peers. However, the company's focus on fixed-income assets has consistently generated steady interest income, which has partially mitigated volatility."*

May 1, 2020

*"AM Best will **evaluate on an ongoing basis Watford's risk-adjusted capitalization and invested asset valuations** when information is available. Further rating actions could be taken if AM Best believes Watford's **financial strength continues to decay or does not stabilize** in a reasonable amount of time. Further rating action may also be taken if AM Best believes Watford's **balance sheet strength, operating performance, business profile, or enterprise risk management is no longer able to support** its current rating levels."*

May 1, 2020

Source: AM Best announcement (01-May-2020)

7

 STRICTLY PRIVATE & CONFIDENTIAL  WORKING DRAFT FOR DISCUSSION                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                      Historical Stock Price PerformanceSince First Day of Trading  Capital Returns Management sent letter to Board (15-May-2020)  0  500  $ 16.411,000  1,500  2,000  2,500  3,000  $10  $20  $30  Mar-2019  Jun-2019  Aug-2019  Nov-2019Volume  Feb-2020Watford  Apr-2020  Jul-2020  Volume (000)  Closing Price (USD)        Listing Price:$ 27.00  Source: Bloomberg. Market data as of 31-Jul-2020.  8

 STRICTLY PRIVATE & CONFIDENTIAL  WORKING DRAFT FOR DISCUSSION  Relative Stock Price PerformanceSince First Day of Trading  Source: Bloomberg and Capital IQ as of 31-July-2020 ¹ Hedge Fund Reinsurers: include TPRE and GLRE.2 Assumes closing prices of 14-May-2020, one day prior to date of activist letter.  52-Week High / Low:High:$28.43Low:$11.54      40%  60%  80%  100%  120%  140%  160%  180%  Mar-2019  Jun-2019  Sep-2019  Nov-2019  Feb-2020  May-2020  Jul-2020  Indexed Price    Watford    Hedge Fund Reinsurers¹    S&P 500 Index  16.6%  (33.1)%(35.8)%  Performance (%)  Since Activist Letter2  Since Market Sell Off ³  3M  6M  1Y  Since WTRE Listing  WatfordHedge Fund Reinsurers¹ S&P 500 Index  40.3% 7.6 14.7  (31.7)%(30.5)(2.0)  32.9% 2.2 12.3  (24.9)%(29.4)1.4  (13.4)%(22.7)9.8  (35.8)%(33.1)16.6    3 Represents 21-Feb-2020.  9

 STRICTLY PRIVATE & CONFIDENTIAL  WORKING DRAFT FOR DISCUSSION  Relative Valuation Over Time (1/2)P/BV and P/TBV | Since First Day of Trading  P/BV (in. AOCI)  P/TBV (in. AOCI)        Watford    Hedge Fund Reinsurers¹        0.0x  0.2x  0.4x  0.6x  0.8x  1.0x  1.2x  Mar-2019  Jul-2019  Nov-2019  Mar-2020  Jul-2020  P/B Multiple (incl. AOCI)  0.58 x  0.42 x   Average 3M 6M 1Y Since Listing   Watford 0.53 x 0.50 x 0.55 xHedge Fund Reinsurers 0.57 0.58 0.64  0.57 x 0.66                0.0x  0.2x  0.4x  0.6x  0.8x  1.0x  1.2x  Mar-2019  Jul-2019  Nov-2019  Mar-2020  Jul-2020  P/TBV Multiple (incl.AOCI)  0.58 x  0.43 x   Average 3M 6M 1Y Since Listing   WatfordHedge Fund Reinsurers  0.54 x 0.51 x 0.56 x0.57 x 0.58 x 0.64 x  0.58 x0.66 x          Source: CapIQ, Bloomberg and IBES as of 31-July-2020 ¹ Hedge Fund Reinsurers: include TPRE and GLRE.  10

 STRICTLY PRIVATE & CONFIDENTIAL  WORKING DRAFT FOR DISCUSSION  Relative Valuation Over Time (2/2)P/E FY2 | Since First Day of Trading          0x  2x  4x  6x  8x  10x Average 3M 6M 1Y Since Listing   Mar-2019  Jun-2019  Sep-2019  May-2020  Jul-2020  FY2 P/E Multiple    Watford    Nov-2019 Feb-2020Hedge Fund Reinsurers¹  Source: CapIQ, Bloomberg and IBES as of 31-July-2020 ¹ Hedge Fund Reinsurers: include TPRE and GLRE.  11  5.4 x4.9 x  WatfordHedge Fund Reinsurers¹  4.2 x 4.3 x 5.7 x4.6 4.4 4.9  5.9 x 4.9

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

Current Reinsurance Trading Multiples

($ in millions, except per share data)

INVESTMENT BANKING DIVISION

WORKING DRAFT FOR DISCUSSION

Company	Closing Price 31-Jul-20	Equity Market Cap	% of 52 Wk. High	Calendarized P/E 2021E	P/B (in. AOCI)	P / TBV (in. AOCI)	ROE 2020E	ROE 2021E	Credit Ratings[1] FSR	Credit Ratings[1] Outlook	LTM Dividend Yield
Watford Re	**$ 16.41**	**$ 328**	**57.7 %**	**4.9 x**	**0.42 x**	**0.43 x**	**(30.5)%**	**9.5 %**	**A-**	**Under Review (Negative)**	**0.0 %**
Hedge Fund Reinsurers											
Third Point Re	$ 7.79	$ 739	68.3 %	NA	0.60 x	0.60 x	NA	NA	A-	Negative	0.0 %
Greenlight Re	6.46	249	58.9	5.4	0.57	0.57	NA	NA	A-	Negative	0.0
Median - Hedge Fund Reinsurers			63.6 %	5.4 x	0.58 x	0.58 x	NA	NA			0.0 %
Other For Reference: Traditional Reinsurers											
Arch	$ 30.75	$ 12,783	63.8 %	12.3 x	1.14 x	1.21 x	5.6 %	11.4 %	A+	Stable	0.0 %
RenaissanceRe	180.38	9,361	89.2	11.7	1.37	1.43	5.8	11.4	A+	Stable	0.8
Everest Re	218.79	8,887	75.0	9.1	1.04	1.04	6.7	10.5	A+	Stable	2.8
Alleghany	522.32	7,501	63.6	14.7	0.95	1.13	NA	NA	A+	Stable	0.0
Axis	40.12	3,457	59.7	8.5	0.81	0.87	1.4	11.7	A+	Negative	4.1
Sirius	7.18	850	62.4	8.0	0.58	0.95	NA	NA	A-	Negative	0.0
Median - Other For Reference: Traditional Reinsurers			63.7 %	10.4 x	1.00 x	1.08 x	5.7 %	11.4 %			0.4 %

Source: Cap IQ, company filings, IBES estimates. Note: Market data as of 31-Jul-2020.
[1] AM Best for Watford Re and hedge fund reinsurers. S&P for traditional reinsurers.

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STRICTLY PRIVATE & CONFIDENTIAL  WORKING DRAFT FOR DISCUSSION  Historical Level of M&A Control Premiums  U.S. | All Industries M&A Transactions $0.3-1.0bn 1-Day Average Historical Control Premia¹  All Cash  Source: Refinitiv Eikon SDC as of Jul-2020 Note: Includes completed transactions.    All Considerations          37%  44%  32%  31%  39%  47%  43%  24%  33%  21%  24%  2010  2011  2012  2013  2014  2015  2016  2017  2018  2019  2020YTD  Since 2010 Median: 33 % L2Y Median: 22%        30%  ¹ Average premia drawn from Thomson Reuters sample of transactions $0.3bn - $1.0bn across all industries. Excludes premia >500%.  13  42%  34%  28%  35%  34%  34%  23%  18%  21%  29%  2010  2011  2012  2013  2014  2015  2016  2017  2018  2019  2020YTD  Since 2010 Median: 30 %  L2Y Median: 25%

 STRICTLY PRIVATE & CONFIDENTIAL  WORKING DRAFT FOR DISCUSSION  Historical Share Trading PricesWatford Re  Shares Traded at Various Prices  Source: Bloomberg and Cap IQ. Market data as of 31-Jul-20.    WTRE Historical Prices6M YTD        Since Listing  YTD  ($)  3M  1Y  Since Listing  Average $ 15.22  $ 16.76  $ 17.86  $ 21.14  $ 22.38  High 18.45  24.42  25.94  28.43  28.43  Low 11.54  11.54  11.54  11.54  11.54  ADTV ('000s)            Value  $ 827.11  $ 1,324.42  $ 1,465.82  $ 2,793.09  $ 2,908.21  # of Shares  56.1  77.0  79.5  121.8  122.2      800  1,600  2,400  3,200  4,000  11.54to 14.41  14.42  17.3  20.18  23.06to 25.94  Volume (000)  Weighted Average Price: $18.43      5,000  14  10,000  15,000  20,000  25,000  30,000  11.54to 14.91  14.92  18.3  21.67  25.05to 28.43  Volume (000)  Weighted Average Price: $23.79

 STRICTLY PRIVATE & CONFIDENTIAL  WORKING DRAFT FOR DISCUSSION  Equity Research Analyst Perspectives  Research Analyst Histogram  Research Analyst Target Prices  Source: IBES Estimates, CapIQ, and DataStream as of 31-July-2020Note: Brokers with 12 month target prices have been included          “Roughly 68% of WTRE’s $2.5 billion asset portfolio is allocated to non-investment grade assets. Although the portfolio’s high current income component can partially offset some of the credit losses likely to emerge in the current stressed economic environment, we are cautious on WTRE’s credit exposure as most of the portfolio was built up in recent years when terms/conditions offered in the market have generally loosened, especially for term loans”JP Morgan, May 5, 2020      “…Watford’s long-term relationship with Arch Capital provides it access to a broad spectrum of quality business, while its partnership with HPS provides a non-investment grade, credit-focused strategy that has produced above-average investment returns with below-average volatility over the long run. We believe Watford should show strong earnings growth over the next 18-24 months”JMP Securities, May 5, 2020      “Although WTRE is less exposed to direct COVID-19 claims than other re/insurers, we think that some amount of COVID-related casualty losses are likely to emerge over time”JP Morgan, May 5, 2020  Analyst Commentary    Broker  Recommendation  Date  Target Price($)  Upside /Downside (%)  JMP Securities  Buy  5-May-20  $ 25.00  52.3 %  JPM  Hold  6-Jul-20  20.00  21.9  Anonymous  Hold  15-Jul-20  15.00  (8.6)  Median      $ 20.00  21.9%                                                  50%  50%  40%  50%  33%  33%  33%  50%  50%  60%  50%  67%  67%  67%  0.00  5.00  10.00  25.00  30.00  0%  20%  40%  60%  80%  100%  Sep-19  Jan-20    Jul-19Buy    Nov-19Hold      Mar-20 May-20 CurrentSell Price (USD)  20.00$ 16.4115.00    4          4 5 4 3    3    3  15

 STRICTLY PRIVATE & CONFIDENTIAL  16  WORKING DRAFT FOR DISCUSSION  Key Issues to Consider  Q2 results, and investor reaction to underwriting and investment performanceDue diligence of investment portfolioPotential timetableDetermination of potential offer price